EXHIBIT 99.1

Press Release                                        Source: Blue Holdings, Inc.

BLUE  HOLDINGS  APPOINTS NEW PRESIDENT OF SALES AND CHIEF  OPERATING  OFFICER TO
STRENGTHEN   MANAGEMENT   TEAM

Wednesday March 28, 5:18 pm ET

COMMERCE, Calif.--(BUSINESS WIRE)--Blue Holdings, Inc. (NASDAQ:BLUE - NEWS), a designer, manufacturer and distributor of high-end fashion jeans, apparel and accessories, today announced the appointment of Scott J. Drake as its new President of Sales and Chief Operating Officer effective immediately.

Scott J. Drake joins the Company with over 25 years of experience in the apparel business. Previously, Mr. Drake was the President of Visual Concept Image (VCI), an apparel manufacturer that specializes in contemporary denim and knit-based collections whose clients included Banana Republic, Lucky Brand Jeans, St. John, Hudson, Kitson and many others. Prior to that, Mr. Drake was the President of Blue Pen Inc., a contemporary denim company where he was responsible for the sales, marketing and supervision of production of all brands under the Blue Pen Company, as well as Blue Cult Inc., Sacred Blue and Blue 2. Additionally, Mr. Drake developed The Blue 2 Brand that shipped over $15 million in sales in its first 18 months of operations and created a Private label business with the Express div. of the Limited Corporation with revenue totaling $10 million in the first year.

Paul Guez, Chairman and Chief Executive Officer of Blue Holdings, Inc., said, "We are extremely excited to appoint Scott as President of Sales and Chief Operating Officer to help further build the Company's infrastructure. We are pleased to have him join our sales team as we look to accelerate our growth as he focuses on strengthening the operational aspect of that business and I will continue to focus on brand strategy and development."

"I am looking forward to joining Paul and his talented team," said Scott J. Drake. "Blue Holdings exceptional collection of lifestyle brands will allow me to apply my industry knowledge and management expertise to further create opportunities for additional expansion."

About Blue Holdings Inc.

Blue Holdings, Inc., directly and through its wholly owned subsidiaries, Antik Denim, LLC and Taverniti So Jeans, LLC, designs, develops, manufactures, markets, distributes and sells high-end fashion jeans, apparel, and accessories under the "Antik Denim," "Yanuk," "Taverniti So Jeans," "Life and Death" and
"Faith" brands, both in the United States and internationally. Blue Holdings currently sells men's, women's and children's styles. Antik Denim, Yanuk,
Taverniti So, Life and Death and Faith jeans and apparel are made from high-quality fabrics milled in the United States, Japan, Italy and Spain, and are processed with cutting-edge treatments and finishes. Blue Holdings' concepts, designs, embellishments, patent-pending pockets and great attention to detail and quality give it a competitive advantage in the high-end fashion jeans market.


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Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements included in this release include statements related to the continued growth of excitement for Blue Holdings' brands. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as may be detailed from time to time in Blue Holdings' filings with the United States Securities and Exchange Commission. Blue Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Blue Holdings, Inc.
Larry Jacobs, CFO, 323-725-5555
Larry.jacobs@blueholdings.com
or
Integrated Corporate Relations
310-954-1100
Andrew Greenebaum, agreenebaum@icrinc.com
Patricia Dolmatsky, pdolmatsky@icrinc.com


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